UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2016

Lumber Liquidators Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33767 (Commission File Number)	27-1310817 (I.R.S. Employer Identification No.)

3000 John Deere Road, Toano, Virginia (Address of principal executive offices)		23168 (Zip Code)

Registrant’s telephone number, including area code: (757) 259-4280

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 18, 2016, Lumber Liquidators Services, LLC (“LL”), a subsidiary of Lumber Liquidators Holdings, Inc. (the “Company”), entered into a Settlement Agreement and Release (the “Settlement Agreement”) with the State of California Air Resources Board (“CARB”) to resolve CARB’s inquiry relating to certain laminate flooring sourced from China sold in the Company’s stores prior to May of 2015. The Settlement Agreement does not constitute an admission of any wrongdoing by LL, the Company or any other entity and provides that CARB releases LL and its related parties from any and all claims that CARB may have pertaining to those products. A copy of the press release announcing the settlement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Under the terms of the Settlement Agreement, LL agreed to pay a total sum of $2.5 million upon execution of the Settlement Agreement. LL also agreed to implement certain voluntary measures, including a risk based supplier audit program and testing research program as described in the Settlement Agreement.

The above description of the Settlement Agreement is not complete and is qualified in its entirety by the terms of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement and Release between Lumber Liquidators Services, LLC and the State of California Air Resources Board

99.1	Press release dated March 22, 2016

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUMBER LIQUIDATORS HOLDINGS, INC. (Registrant)
Date: March 22, 2016	By:	/s/ Gregory A. Whirley, Jr.
Gregory A. Whirley, Jr.
Interim Chief Financial Officer and Senior Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement and Release between Lumber Liquidators Services, LLC and the State of California Air Resources Board

99.1	Press release dated March 22, 2016